UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2022

AccuStem Sciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56257	87-3774438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Penn Plaza, 19th Floor, #1954 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 00 44 2074952379

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to an agreement dated February 18, 2022 (the “Offer Letter”), Wendy Blosser was appointed Chief Executive Officer of AccuStem Sciences, Inc. effective March 4, 2022 (the “Effective Date”). Pursuant to the Offer Letter, Ms. Blosser’s salary is $425,000 per year and she is eligible for an annual bonus of 45% of her base compensation, of which $47,813 is guaranteed and to be paid in the first quarter of 2022. Subject to board approval, Ms. Blosser is entitled to receive an initial stock option award equal to 490,000 shares of common stock with an exercise price equal to $2.13 per share. 50% of the options granted will vest over 4 years and the remainder will vest pursuant to certain performance milestones.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter dated February 18, 2022 between AccuStem Sciences, Inc. and Wendy Blosser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCUSTEM SCIENCES INC.

Date: March 10, 2022	By:	/s/ Wendy Blosser
Wendy Blosser Chief Executive Officer

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